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                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


                                  June 7, 1996
                    -------------------------------------------
                Date of Report (date of earliest event reported)


                            TOUCH TONE AMERICA, INC.
            ---------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


   CALIFORNIA                       33-80131                     33-0424087
- ----------------                  ------------               -------------------
(State or Other                   (Commission                (IRS Employer Iden-
Jurisdiction of                   File Number)                tification Number)
Incorporation)


                             4110 N. SCOTTSDALE ROAD
                                    SUITE 170
                            SCOTTSDALE, ARIZONA 85251
                     ---------------------------------------
                     (Address of Principal Executive Offices
                               Including Zip Code)


                                 (800) 535-2211
                         -------------------------------
                         (Registrant's telephone number,
                              including area code)






Page 1 of 3.

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Item 5    OTHER EVENTS

     On June 7, 1996, the Registrant's Board of Directors elected Benjamin Bronston to the Board of Directors to serve until the next annual meeting of shareholders and/or until his successor is elected and qualified or until his resignation or removal Mr. Bronston has practiced law for the past five years specializing in telecommunications and mergers and acquisitions. Mr. Bronston was granted 150,000 warrants to purchase shares of the Registrant's Common Stock at $4.00 per warrant for a period of five years.

     In addition, management extended Mr. Robert C. Vaughan's consulting agreement on the same terms and conditions to an eighteen month period. Mr. Vaughan assists the Registrant with mergers and acquisitions.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TOUCH TONE AMERICA, INC.



Dated: June 7, 1996                     By: /s/ Michael J. Canney
                                           -------------------------------------
                                            Michael J. Canney, President



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